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EXHIBIT 21.1

STEINWAY MUSICAL INSTRUMENTS, INC. AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

Steinway Musical Instruments, Inc., a Delaware corporation

  Steinway & Sons Far East, LLC, a Delaware limited liability corporation

  ArkivMusic, LLC, a Delaware limited liability corporation

  Conn-Selmer, Inc., a Delaware corporation

    Vincent Bach International, Ltd., a corporation organized under the laws of the United Kingdom

    Steinway & Sons, a New York corporation

      Steinway Piano (Shanghai) Co., Ltd., a corporation organized under the laws of China

    Steinway, Inc., a Delaware corporation

        The O.S. Kelly Company, an Ohio corporation

        ClickPoint Software, LLC, a Delaware limited liability corporation

        SPG Retail, Inc., a Delaware corporation

    Boston Piano GmbH, a corporation organized under the laws of Germany

      Kluge Klaviaturen GmbH, a corporation organized under the laws of Germany

        Kluge Klawiatury, Sp.z.o.o. Wilkow, Poland, a limited liability company organized under the laws of Poland

      Steinway Haus München GmbH, a corporation organized under the laws of Germany

      Steinway Haus Düsseldorf GmbH, a corporation organized under the laws of Germany

    Steinway & Sons Japan, Ltd., a corporation organized under the laws of Japan

    Music Matters After School, Inc., a Delaware corporation

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  EXHIBIT 21.1
STEINWAY MUSICAL INSTRUMENTS, INC. AND SUBSIDIARIES SUBSIDIARIES OF THE REGISTRANT